EXHIBIT 23.01
                                                                   -------------


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Universal American Financial Corp. ("UAFC") for the registration of up to an aggregate $140,000,000 of any of debt securities, preferred stock, common stock, depositary shares, warrants, stock purchase contracts and stock purchase units as may be offered from time to time by UAFC and 5,000,000 shares of common stock that may be offered from time to time by the selling shareholder referred to therein and to the incorporation by reference in such prospectus of our report dated February 20, 2004 (except with respect to Note 25, which was dated March 10, 2004), with respect to the consolidated financial statements and schedules of UAFC included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP


New York, New York
November 3, 2004